Exhibit 13.2
Certification pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), the undersigned officer of EXFO, hereby certifies, that:

1.	The annual report of Form 20-F for the year ended August 31, 2007 of EXFO fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in this annual report fairly presents, in all material respects, the financial condition and results of operations of EXFO.

Date:           November 28, 2007.

/s/ Pierre Plamondon
Pierre Plamondon, CA
Vice-President Finance
and Chief Financial Officer
(Principal Financial Officer)

The foregoing certification is being furnished solely pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code) and is not being filed as part of the Report or as separate disclosure document.